STATEMENT OF SINGLE BOND COVERAGE

                In accordance with Rule 17g-1(g)(1)(B)(iii), set forth below is a list of each registrant and the amounts in which each such registrant would have provided and maintained had it not been named as an insured under a joint insured bond.

NAME OF INVESTMENT COMPANY	GROSS ASSETS (AS OF 9/30/06)	REQUIRED MINIMUM AMOUNT OF BOND

EVERGREEN SELECT FIXED INCOME TRUST, a series trust consisting of:

            Evergreen Limited Duration Fund

            Evergreen Short Intermediate Bond Fund

            Evergreen Intermediate Municipal Bond Fund

            Evergreen Core Bond Fund

            Evergreen Adjustable Rate Fund

            Evergreen International Bond Fund

            Evergreen Select High Yield Bond Fund

            Evergreen Institutional Enhanced Income Fund

	311,328,500 1,057,917,258 492,705,825 4,275,233,002 3,268,943,881 1,075,174,151 387,777,610 813,903,858	750,000 1,250,000 750,000 2,500,000 2,500,000 1,250,000 750,000 1,000,000

EVERGREEN SELECT EQUITY TRUST, a series trust consisting of: Evergreen Strategic Growth Fund Evergreen Special Equity Fund Evergreen Equity Index Fund	1,417,802,795 171,026,074 848,872,852	1,250,000 600,000 1,000,000

EVERGREEN SELECT MONEY MARKET TRUST, a series trust consisting of:

            Evergreen Institutional Money Market Fund

            Evergreen Institutional Municipal Money Market Fund

            Evergreen Institutional Treasury Money Market Fund

            Evergreen Institutional 100% Treasury Money Market Fund

            Evergreen Institutional U.S. Government Money Market Fund

            Evergreen Prime Cash Management Money Market Fund

	14,660,437,517 8,111,221,434 2,263,406,498 141,097,386 815,318,477 5,208,521,687	2,500,000 2,500,000 2,300,000 525,000 1,000,000 2,500,000

EVERGREEN MUNICIPAL TRUST, a series trust consisting of:

            Evergreen Alabama Municipal Bond Fund

            Evergreen Connecticut Municipal Bond Fund

            Evergreen New Jersey Municipal Bond Fund

            Evergreen Pennsylvania Municipal Bond Fund

            Evergreen Florida High Income Municipal Bond Fund

            Evergreen Florida Municipal Bond Fund

            Evergreen Georgia Municipal Bond Fund

            Evergreen Maryland Municipal Bond Fund

            Evergreen North Carolina Municipal Bond Fund

            Evergreen South Carolina Municipal Bond Fund

            Evergreen Virginia Municipal Bond Fund

            Evergreen High Grade Municipal Bond Fund

            Evergreen Short-Intermediate Municipal Bond Fund

            Evergreen Municipal Bond Fund

            Evergreen Strategic Municipal Bond Fund

             Evergreen California Municipal Bond Fund

            Evergreen New York Municipal Bond Fund

45,762,174

      72,843,951

	248,530,718 858,986,148 483,780,697 363,301,446 189,063,622 73,695,661 629,705,254 353,507,747 252,101,676 95,776,457 370,829,990 888,133,190 567,632,007 50,067,083 93,414,291	350,000 400,000 600,000 1,000,000 750,000 750,000 600,000 400,000 900,000 750,000 750,000 450,000 750,000 1,000,000 900,000 400,000 450,000

EVERGREEN EQUITY TRUST, a series trust consisting of:

            Evergreen Omega Fund

            Evergreen Mid Cap Growth Fund

            Evergreen Large Company Growth Fund

             Evergreen Large Cap Equity Fund

            Evergreen Growth Fund

            Evergreen Balanced Fund

            Evergreen Fundamental Large Cap Fund

            Evergreen Equity Income Fund

            Evergreen Small Cap Value Fund

            Evergreen Utility and Telecommunications Fund

            Evergreen Large Cap Value Fund

            Evergreen Health Care Fund

            Evergreen Asset Allocation Fund

             Evergreen Special Values Fund

            Evergreen Intrinsic Value Fund

            Evergreen Market Index Fund

            Evergreen Market Index Growth Fund

             Evergreen Market Index Value Fund

             Evergreen Small-Mid Growth Fund

             Evergreen Disciplined Value Fund

            Evergreen Disciplined Small-Mid Value Fund

            Evergreen Envision Growth Fund

            Evergreen Envision Growth and Income Fund

            Evergreen Envision Income Fund

    913,492,267

     648,162,890

      381,703,975

  1,947,463,083

    974,560,274

  1,382,358,156

  1,221,902,575

  1,137,635,229

    432,407,291

     412,086,574

      81,397,645

     317,157,222

  9,679,271,171

  2,387,341,181

         7,218,234

      430,128,309

      747,134,979

    540,442,676

        22,375,906

      685,074,721

          7,429,725

        6,730,683

          6,259,047

        1,515,305

   1,000,000

      900,000

      750,000

   1,500,000

   1,000,000

   1,250,000

   1,250,000

   1,250,000

      750,000

      750,000

      450,000

      750,000

   2,500,000

   2,300,000

      150,000

      750,000

        900,000

       900,000

       250,000

       900,000

       150,000

       150,000

       150,000

       100,000

EVERGREEN FIXED INCOME TRUST, a series trust consisting of:

            Evergreen U.S. Government Fund

            Evergreen Strategic Income Fund

            Evergreen Diversified Bond Fund

            Evergreen High Yield Bond Fund

            Evergreen Institutional Mortgage Portfolio

            Evergreen Ultra Short Opportunities Fund

	540,587,780 327,463,768 306,576,048 736,677,709 62,760,597 648,603,983	900,000 750,000 750,000 900,000 400,000 900,000

EVERGREEN INTERNATIONAL TRUST, a series trust consisting of:

            Evergreen Emerging Markets Growth Fund

            Evergreen Global Large Cap Equity

            Evergreen Global Opportunities Fund

            Evergreen Precious Metals Fund

            Evergreen International Equity Fund

	445,329,410 135,044,598 367,448,001 655,827,778 3,128,450,018	750,000 525,000 750,000 900,000 2,500,000

EVERGREEN MONEY MARKET TRUST, a series trust consisting of:

            Evergreen Money Market Fund

            Evergreen California Municipal Money Market Fund

            Evergreen New York Municipal Money Market Fund

            Evergreen Pennsylvania Municipal Money Market Fund

            Evergreen Municipal Money Market Fund

            Evergreen Treasury Money Market Fund

            Evergreen Florida Municipal Money Market Fund

            Evergreen New Jersey Municipal Money Market Fund

             Evergreen U.S. Government Money Market Fund

	8,225,158,547 196,125,001 311,223,522 210,542,015 2,080,946,722 2,091,074,942 337,755,282 219,935,857 1,034,280,696	2,500,000 600,000 750,000 600,000 2,300,000 2,300,000 750,000 600,000 1,250,000

EVERGREEN VARIABLE ANNUITY TRUST, a series trust consisting of:

            Evergreen VA Omega Fund

            Evergreen VA Balanced

            Evergreen VA Fundamental Large Cap Fund

            Evergreen VA International Equity Fund

            Evergreen VA Special Values Fund

            Evergreen VA Strategic Income Fund

            Evergreen VA Growth Fund

            Evergreen VA High Income Fund

            Evergreen VA Core Bond Fund

	113,762,990 80,610,543 175,164,471 251,635,259 121,518,548 89,970,876 90,235,599 41,289,642 54,105,127	525,000 450,000 600,000 750,000 525,000 450,000 450,000 350,000 400,000

EVERGREEN CLOSED END FUNDS: Evergreen Income Advantage Fund Evergreen Managed Income Fund Evergreen Utilities and High Income Evergreen International Balanced Income Fund	1,432,681,402 1,176,925,603 277,350,440 229,380,491	1,250,000 1,250,000 750,000 600,000

ASSET ALLOCATION TRUST*

Each of the above referenced “SEC-Registered Investment Companies” should be covered under both the Blanket Bond and D&O/E&O insurance policies.

* The Asset Allocation Trust is an investment vehicle for Evergreen Asset Allocation Fund

- Outside law firm utilized by SEC-Registered Investment Companies – Ropes & Gray LLP